Exhibit 99.2

Gold Horse International’s Directors Set Course for Listing on Senior Stock Exchange

HOHHOT, China, July 22, 2010/PRNewswire-Asia/ -- Gold Horse International, Inc., (OTC Bulletin Board:GHII.ob - News) ("Gold Horse" or "the Company"), a diversified China-based construction company that controls and operates a China-based real estate development business and a hotel and restaurant/banquet facility in Inner Mongolia, sets a course for a listing on a senior U.S. stock exchange and offers a summary of its annual Board of Directors meeting conducted at corporate headquarters on July 14, 2010.

CEO and Chairman Liankuan Yang stated, “Our most significant annual directors' meeting, since we became a U.S. publicly traded company, took place last week with all of our board members present, including our newest member, Mr. Bud Robyn, who traveled all the way from the United States to join us. The board unanimously approved an action to take the appropriate step to get Gold Horse International listed to a senior U.S. stock exchange, such as the American Stock Exchange or NASDAQ, before the end of 2010."

“With guidance provided by our Corporate Counsel James Schneider and the Synergy Law Firm, located near Chicago, Illinois, the Board of Directors studied, discussed, and approved key resolutions required to affect the upgrade, such as expansion of the Board to include a majority of independent directors, establishment of audit and compensation committees, a budget to provide for  a broader investor relations program, and other resolutions to comply with the S.E.C. and AMEX and/or NASDAQ requirements.

“Additionally, the Board of Directors elected its newest independent director, Mr. Guohui Song, who brings over 50 years of accounting and corporate financial management to the company. For 20 years, Mr. Song served as the Deputy Director of the Hohhot Finance Agency and Director of Hohhot Accounting Agency. With his becoming the fourth independent member, the Gold Horse board is now comprised of a majority of independent directors, with each also serving as a committee chairman."

“In summary, Gold Horse International is fully committed to upgrading to a senior stock exchange, which we believe will enhance the value of the company for our current and future shareholders. While we cannot guarantee success in this endeavor, we are certain that we have assembled a strong team of professionals in support of our management and directors to reach this goal,” Mr. Yang concluded.

About Gold Horse International, Inc.

Gold Horse International, Inc., through its wholly owned subsidiaries, Gold Horse International, Inc. (Nevada) and Global Rise International Ltd., controls and operates Inner Mongolia Jin Ma Construction Co., Ltd., Inner Mongolia Jin Ma Hotel Co., Ltd., and Inner Mongolia Jin Ma Real Estate Development Co., Ltd., all based in Hohhot, the regional capital of Inner Mongolia Autonomous Region in China. Jin Ma Construction has been providing construction and general contractor services in Hohhot to both private developers and to the local and regional governments since 1980. Jin Ma Hotel owns, operates and manages the Jin Ma Hotel, a full-service, two-star hotel and restaurant/banquet facility located in Hohhot. Jin Ma Real Estate develops residential and commercial properties in Hohhot. For more information on the Company, visit http://www.goldhorseinternational.com. Information on the Company's Web site or any other Web site does not constitute a portion of this release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties such as cost overruns, lack of materials, projected earnings not realized and other risks of construction that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (http://www.sec.gov ). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Gold Horse International, Inc.

Mr. Adam Wasserman, CFO

Phone: +1-800-867-0078 x702

Email: adamw@cfooncall.com